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                                  EXHIBIT 5.1

                       [Hughes & Luce, L.L.P. Letterhead]

                               February 14, 1996

Quest Medical, Inc.
One Allentown Parkway
Allen, Texas  75002

    Re: Registration Statement on Form S-8 for the Quest Medical, Inc. 1995 Stock Option Plan, the Quest Medical, Inc. Sales and Marketing Employees Stock Option Plan and the Heaton Stock Option Plan (collectively, the "Plans")

Ladies and Gentlemen:

    We have acted as special counsel to Quest Medical, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 441,900 shares (and, in addition, an indeterminate number of additional shares if certain adjustment provisions of the Company's 1995 Stock Option Plan become operative) (the "Shares") of the Company's common stock, $.05 par value per share, issuable under the Plans. The Shares are being registered pursuant to a registration statement on Form S-8 to be filed with the Securities and Exchange Commission on or about February 14, 1996 (the "Registration Statement").

    In connection with this opinion, we have examined such documents and records of the Company and such statutes, regulations and other instruments and certificates as we have deemed necessary or advisable for the purposes of this opinion. We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete and that all documents submitted to us as copies are true and correct copies of the originals thereof. We have also relied upon such certificates of public officials, corporate agents and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.

    Based on the foregoing, we are of the opinion that the Shares will be, if and when issued and paid for pursuant to the Plans, validly issued, fully paid and nonassessable, assuming the Company maintains an adequate number of authorized but unissued shares of common stock available for such issuance, and further assuming that the consideration received by the Company for the Shares exceeds the par value thereof.

    We consent to the use of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ Hughes & Luce, L.L.P.